Exhibit 10.4

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of October 2, 2012 by and among VETERAN ENGINEERING AND TECHNOLOGY LLC, a Colorado limited liability company whose address is 7222 Commerce Center Drive, Suite 185 Colorado Springs, Colorado 80919 (“Lender”) and AEGIS IDENTITY SOFTWARE, INC., a Colorado corporation (“Borrower”) whose address is 3498 E. Ellsworth Avenue, Suite 908, Denver, Colorado 80209 on the following terms and conditions.

Lender is making a commercial loan to Borrower pursuant to the terms and conditions of this Agreement and the other loan documents referenced herein (the “Loan”).  Borrower understands and agrees that in granting the Loan Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement and the other loan documents.  Capitalized terms in this Agreement are defined in Section 11 or otherwise within this Agreement.

For valuable consideration, the parties agree as follows:

1.           COVENANTS AND AGREEMENTS OF BORROWER.

1.1           TERM.  This Agreement shall be effective as of the date first set forth above, and shall continue in full force and effect until such time as the Loan to Borrower in favor of Lender has been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges arising from the Loan.

1.2           THE LOAN AMOUNT.  The loan amount shall be Three Hundred Eighty-One Thousand Nine Hundred Fifty-One and 04/100 U.S. Dollars ($381,951.04) and shall be advanced and disbursed, subject to all the provisions and conditions of this Agreement and any related Loan Documents.  Indebtedness advanced to Borrower pursuant to this Agreement shall be subject to a separate Note.  Additional terms of the Loan are more specifically described on Schedule 1, attached hereto and incorporated herein by reference.

2.           CONDITIONS PRECEDENT TO EACH ADVANCE.  Lender’s obligation to make any disbursement or advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions in this Agreement and in the other Loan Documents, including without limitation those conditions set forth below.

2.1           Loan Documents.  Borrower shall provide to Lender the following documents for the Loan:  (1) the Note; (2) the License Agreement; and (3) all such other Loan Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s legal counsel.

2.2           Borrower’s Authorization.  Borrower shall provide in form and substance satisfactory to Lender properly certified resolutions, duly authorizing, ratifying and confirming the execution and delivery of this Agreement, the Note and the other Loan Documents.  In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its legal counsel may require.  All such resolutions shall be provided to Lender on or before October 4, 2012.

2.3           Payment of Fees and Expenses.  Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Loan Document or by Lender.

2.4           Representations and Warranties.  The representations and warranties set forth in this Agreement, in the other Loan Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

2.5           No Event of Default.  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Loan Document.

3.           REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds and at all times any indebtedness exists:

3.1           Organization.  Borrower is a Colorado corporation and the Borrower is and at all times shall be duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Colorado.  Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business.  Specifically, Borrower is, and at all times shall be, duly qualified as a foreign entity in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Borrower has the power and authority to own its assets and properties and to transact the business in which it is presently engaged or presently proposes to engage.  Borrow maintains an office at and its complete address is:  3498 East Ellsworth Avenue, Suite 908, Denver, Colorado 80209.

Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral.  Borrower will notify Lender of any change in the location of Borrower’s principal office.  Borrower shall do all things necessary to preserve and to keep in full force and affect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities and the Collateral.

3.2           Assumed Business Names.  Borrower does not use any assumed business names.

3.3           Authorization.  Borrower’s execution, delivery, and performance of this Agreement and all the other Loan Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower’s articles of incorporation, bylaws or shareholder agreements, or any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties or the Collateral.

3.4           Financial Information.  Any Borrower financial statements supplied to Lender hereunder truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Borrower has no material contingent obligations except as disclosed in such financial statements.

3.5           Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

3.6           Properties and Assets.  Except for the security interest granted to Liquid Capital Exchange, Inc. disclosed to Lender and as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, Borrower owns and has good title to all of Borrower’s properties and assets including that certain identity management software and related rights and documentation (“TridentHE”) which is conditionally licensed to Lender pursuant to the License Agreement; and that Borrower has all necessary intellectual property or third party rights necessary to grant the rights specified herein and in the License Agreement to Lender and that, to the best knowledge of Borrower, the TridentHE software and License Agreement does not and will not violate any statute, law, regulation or code, or infringe upon any right of any third party.  All of Borrower’s properties and assets, including without limitation the TridentHE, are titled in Borrower’s legal name.

3.7           Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or, to the best knowledge of Borrower, threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties or assets or the TridentHE, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

3.8           Taxes.  To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

3.9           Liens.  Borrower has not entered into or granted any security agreement, or permitted the filing or attachment of any security interest on or affecting any of the TridentHE directly or indirectly which could adversely impact the right and conditional rights of Lender under the Loan Documents.

3.10         Binding Effect.  This Agreement, the Note, the License Agreement, and all other Loan Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

4.           AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

4.1           Notices of Claims and Litigation.  Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower and/or the TridentHE.

4.2           Financial Records.  Maintain its books and records in accordance with GAAP or other acceptable accounting practices, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

4.3           Financial Statements.  Furnish Lender with the following:  annual financial statements, tax returns and any other financial information deemed necessary by Lender in its sole discretion.

4.4           Annual Statements.  As soon as available, but in no event later than sixty (60) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, prepared by Borrower and reviewed by an independent accountant satisfactory to Lender.

4.5           Interim Statements.  As soon as available, but in no event later than thirty (30) days after the end of each interim period, as determined by Lender, Borrower’s balance sheet and profit and loss statement for the period ended, compiled by Borrower.

4.6           Tax Returns.  Furnish to Lender, as soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by an independent certified public accountant satisfactory to Lender, for Borrower.

4.7           Additional Information.  Furnish such additional information and statements, as Lender may request from time to time.

Other Requirements:

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles or other customary accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

4.8           Insurance.  Intentionally Omitted.

4.9           Insurance Reports.  Intentionally Omitted.

4.10         Subordination.  Intentionally Omitted.

4.11         Other Agreements.  Intentionally omitted.

4.12         Loan Proceeds.  Use all Loan proceeds shall be solely for the following specific purposes:  full repayment of all principal, interest, and other fees and costs due by Borrower to Dan E. DeRosa pursuant to that certain Promissory Note dated April 2, 2012 in the original principal amount of $350,000.00 (the “DeRosa Note”).  Borrower shall obtain a pay-off statement from DeRosa for the date of the Note and Lender may pay DeRosa directly with the Loan proceeds or require Borrower to pay DeRosa directly and immediately upon receiving the Loan proceeds.

4.13           Taxes, Charges and Liens.  Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties and assets (including without limitation the TridentHE), income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties and assets (including without limitation the TridentliE), income, or profits and that could adversely impact any of Lender’s rights under the Loan Documents.

4.14           Performance.  Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the other Loan Documents.  Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

4.15           Operations.  Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

4.16           Compliance with Governmental Requirements.  Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties and assets (including without limitation the TridentHE), businesses and operations, and to the use or licensing of the TridentHE.  Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the TridentHE are not jeopardized.  Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

4.17           Inspection.  Permit employees or agents of Lender at any reasonable time to inspect the TridentHE software code and documentation and Borrower’s other properties and assets and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records.  If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender copies of any records it may request, all at Borrower’s expense.

4.18           Compliance Certificates.  Unless waived in writing by Lender, provide Lender within thirty (30) days after the end of each fiscal quarter and at the time of each disbursement of Loan proceeds, with a certificate executed by Borrower’s chief financial officer, or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

4.19           Additional Assurances.  Make, execute and deliver to Lender such promissory notes, assignments, financial statements, licenses, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and guarantee the rights of Lender under the Loan Documents.

5.           RECOVERY OF ADDITIONAL COSTS.  If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce amounts payable to Lender under this Agreement or the other Loan Documents, or (C) reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefore, within five (5) days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

6.           LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would adversely affect Lender’s interest in the TridentHE or if Borrower fails to comply with any provision of this Agreement or any other Loan Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any other Loan Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any TridentHE and paying all costs for insuring, maintaining and preserving any TridentHE.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note unless payment of interest at that rate would be contrary to applicable law, in which event such expenses shall bear interest at the highest rate permitted by applicable law from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

7.           NEGATIVE COVENANTS.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

7.1           Indebtedness and Liens.  Sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber TridentHE or any of Borrower’s assets other than in the ordinary course of business and in no event in any way that would or reasonably could adversely impact Lender’s rights under the Loan Documents.

7.2           Continuity of Operations.  (1) cease operations, liquidate, merge, transfer, acquire  or consolidate with any other entity, change its name, dissolve or transfer or sell TridentHE out of the ordinary course of business, or (2) make any distribution with respect to any capital account, whether by reduction of capital or otherwise.

8.           ADVANCES.  If Lender has made any commitment to make any loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:  (1) Borrower is in default under the terms of this Agreement or any of the other Loan Documents or any other agreement that Borrower has with Lender; (2) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (3) there occurs a material adverse change in Borrower’s financial condition or in the value of the TridentHE securing any Loan.

9.           DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

9.1           Payment Default.  Borrower fails to make any payment when due under the Loan.

9.2           Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the other Loan Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

9.3           Default in Favor of Third Parties.  Borrower defaults under any material loan, extension of credit, security agreement, purchase or sales agreement, in favor of any other creditor or person that may materially affect TridentHE or Borrower’s ability to repay the Loan or perform their respective obligations under this Agreement or any of the other Loan Documents.

9.4           False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement, the Note, or the other Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

9.5           Insolvency.  The dissolution or termination of Borrower’s existence, the insolvency of Borrower or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

9.6           Defective License.  This Agreement or any of the other Loan Documents, specifically including but without limitation the License Agreement, ceases to be in full force and effect at any time and for any reason.

9.7           Creditor or Forfeiture Proceedings.  Commencement of forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against the TridentHE guaranteeing the Loan.  This includes a garnishment of any of Borrower’s accounts.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

9.8           Change in Ownership.  Any change in ownership of ten percent (10%) or more in the shares of stock in Borrower.

9.9           Adverse Change.  A material adverse change occurs in Borrower’s financial condition or Lender reasonably believes the prospect of payment or performance of the Loan is impaired or an adverse change occurs in TridentHE.

9.10           Insecurity.  Lender in good faith believes itself insecure.

10.           MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

10.1           Amendments.  This Agreement, together with any other Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

10.2           Attorneys’ Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lenders attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement or any other Loan Document, including without limitation the License Agreement.  Lender may hire or pay someone else to help enforce this Agreement and/or other Loan Documents, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

10.3           Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

10.4           Consent to Loan Participation.  Intentionally Omitted.

10.5           Governing Law.  This Agreement will be governed by, construed and enforced in accordance with Federal law and the laws of the State of Colorado.

10.6           No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement in the future.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower shall constitute a waiver of any of Lender’s rights or of any of Borrower’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

10.7           Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by facsimile or email (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beg-inning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address and other contact infounation including telephone and facsimile numbers and a valid email address.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

10.8           Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

10.9           Subsidiaries and Affiliates of Borrower.  To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates.  Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrowers subsidiaries or affiliates.

10.10           Successors and Assigns.  All covenants and agreements contained by or on behalf of Borrower shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender, its successors and assigns.  Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.  Lender has the right to assign all or part of its interest under this Agreement without the prior consent of Borrower.

10.11           Survival of Representations and Warranties.  Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the other Loan Documents.  Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Loan Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

10.12           Time is of the Essence.  Time is of the essence in the performance of this Agreement.

10.13           Cross Default.  Any default pursuant to this Loan Agreement shall be deemed a default under any promissory note, deed of trust, security agreement or any related loan documents between Borrower and Lender.  Similarly, any default under any promissory note, deed of trust, security agreement or any other loan document between Lender and Borrower shall be deemed an Event of Default under this Loan Agreement.

11.           DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code.  Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

11.1           “Advance” means any loan from Lender to Borrower or the disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit, loan(s), or multiple advance basis under the terms and conditions of this Loan Agreement.

11.2           “Agreement” means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

11.3           “Borrower” means all persons and entities signing the Note and the person or persons identified as Borrower at the beginning of this Agreement.

11.4           “Collateral” Intentionally Omitted.

11.5           “Event of Default” means any Event of Default set forth in this Agreement in the Default section of this Agreement.

11.6           “GAAP” means generally accepted accounting principles.

11.7           “Indebtedness” means the indebtedness evidenced by the Note or other Loan Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the other Loan Documents.

11.8           “Lender” means the Lender named in the beginning of the form, and its successors and assigns.

11.9           “License Agreement” means the license agreement between Borrower and Lender dated on or about the date of this Agreement, wherein Borrower conditionally grants Lender a license to Borrower’s software known as TridentHE and certain other rights and covenants and whereby said license shall be activated and effective only in the event of default under said License Agreement, this Agreement, the Note or any other Loan Document as more specifically set forth in the License Agreement.

11.10           “Loan” means any and all loans and financial accommodations from Lender to Borrower as evidenced by the Note.

11.11           “Note” means the Promissory Note or the credit agreement evidencing the loan obligation.

11.12           “Permitted Liens” Intentionally omitted.

11.13           “Loan Documents” means the Note, License Agreement and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

11.14           “Security Agreement” Intentionally Omitted.

11.15           “Security Interest” Intentionally omitted.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.

THIS LOAN AGREEMENT AND THE SECURITY INSTRUMENTS REFERENCED MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL, AGREEMENTS BETWEEN THE PARTIES HERETO.  EXECUTED AND EFFECTIVE ON THE DATE INDICATED AT THE BEGINNING OF THIS AGREEMENT.

Borrower:			Lender:

AEGIS IDENTITY SOFTWARE, INC., a Colorado corporation			VETERAN ENGINEERING AND TECHNOLOGY LLC, a Colorado limited liability company

By:	/s/ Ralph Armijo		By:	/s/ Norman H. Andersson
		(Authorized Representative)			(Authorized Representative)
	Title:	President and CEO		Title:	Chief Executive Officer
	Date:	10-2-12		Date:	2 Oct 2012

SCHEDULE 1
LOAN INFORMATION

Maximum Loan Amount:  $381,951.04

Payments:  Payments of accrued interest only shall be paid on December 31, 2012, March 31, 2013, June 30, 2013 with a final balloon payment of all interest and principal payable on or before October 1, 2013.

Maturity Date:  October 2, 2013.

Interest Rate:  fixed interest rate of 12% per annum, simple interest, compounded monthly on the outstanding principal.